SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Banco Bilbao Vizcaya Argentaria, S.A.

(Exact name of registrant as specified in its charter)

Kingdom of Spain	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Calle Sauceda, 28

28050 Madrid

Spain

(Address of principal executive offices)

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
3.000% Fixed Rate Senior Notes due 2020	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-190136

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the $1,000,000,000 3.000% Fixed Rate Senior Notes due 2020 (the “Notes”) of Banco Bilbao Vizcaya Argentaria, S.A. (the “Registrant”). The Registrant has filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 the prospectus supplement dated October 13, 2015 (the “Prospectus Supplement”) to a prospectus dated July 25, 2013 (the “Prospectus”) filed with a registration statement on Form F-3 (Registration No. 333-190136) relating to the securities to be registered hereunder.

For a description of the Notes to be registered hereunder, reference is made to the information contained in the section captioned “Certain Terms of the Notes” on pages S-18 through S-32 of the Prospectus Supplement, “U.S. Tax Considerations” on pages S-36 through S-37 of the Prospectus Supplement, “Spanish Tax Considerations” on pages S-33 through S-35 of the Prospectus Supplement and “Annex A - Direct Refund from Spanish Tax Authorities Procedures” on page S-A-1 of the Prospectus Supplement, which information is hereby incorporated by reference herein.

Item 2.	Exhibits

Exhibit	Description of Exhibit

4.1	Senior Indenture dated as of July 25, 2013 between Banco Bilbao Vizcaya Argentaria, S.A., as Issuer, and The Bank of New York Mellon, as Trustee (incorporated herein by reference to Exhibit 4.9 to the Registrant’s registration statement on Form F-3 filed with the Commission on July 25, 2013)

4.2	First Supplemental Indenture for the Notes dated as of October 20, 2015 between Banco Bilbao Vizcaya Argentaria, S.A., as Issuer, and The Bank of New York Mellon, as Trustee, Paying Agent, Security Registrar and Transfer Agent (incorporated herein by reference to Exhibit 4.16 of the Registrant’s report on Form 6-K filed with the Commission on October 20, 2015)

4.3	Form of Security Certificate relating to the Notes (incorporated herein by reference to Exhibit 4.17 of the Registrant’s report on Form 6-K filed with the Commission on October 20, 2015)

99.1	Prospectus dated July 25, 2013 and related Prospectus Supplement dated October 13, 2015 (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b) filed with the Commission on October 15, 2015)

SIGNATURES

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Erik Schotkamp
Name:	Erik Schotkamp
Title:	Capital & Funding Management Director

Date: October 20, 2015

EXHIBIT INDEX

Exhibit	Description of Exhibit

4.1	Senior Indenture dated as of July 25, 2013 between Banco Bilbao Vizcaya Argentaria, S.A., as Issuer, and The Bank of New York Mellon, as Trustee (incorporated herein by reference to Exhibit 4.9 to the Registrant’s registration statement on Form F-3 filed with the Commission on July 25, 2013)

4.2	First Supplemental Indenture for the Notes dated as of October 20, 2015 between Banco Bilbao Vizcaya Argentaria, S.A., as Issuer, and The Bank of New York Mellon, as Trustee, Paying Agent, Security Registrar and Transfer Agent (incorporated herein by reference to Exhibit 4.16 of the Registrant’s report on Form 6-K filed with the Commission on October 20, 2015)

4.3	Form of Security Certificate relating to the Notes (incorporated herein by reference to Exhibit 4.17 of the Registrant’s report on Form 6-K filed with the Commission on October 20, 2015)

99.1	Prospectus dated July 25, 2013 and related Prospectus Supplement dated October 13, 2015 (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b) filed with the Commission on October 15, 2015)